Filed Pursuant to Rule 424(b)(5)

Registration No. 333-295047

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 1, 2026)

ANTELOPE ENTERPRISE HOLDINGS LTD.

$3,000,000 Convertible Promissory Note

Up to 4,800,000 Class A Ordinary Shares issuable upon conversion of the $3,000,000 Convertible Promissory Note

We are offering, in a registered direct offering to Stratosphere Capital Management Inc., an accredited investor (the “Purchaser”), a Convertible Promissory Note with an original principal amount of $3,000,000 (the “Convertible Note”). The Convertible Note is being issued pursuant to this prospectus supplement, the accompanying base prospectus, and that certain Note Purchase Agreement, dated May 26, 2026, by and between the Company and the Purchaser. The Convertible Note will be issued directly by the Company to the Purchaser and will not be issued under an indenture or with a trustee. We are also offering up to 4,800,000 of our Class A ordinary shares, no par value, issuable from time to time, upon conversion of the Convertible Note (the “Conversion Shares”). We are not registering Conversion Shares in excess of 4,800,000 of our Class A ordinary shares that may be issued in connection with the conversion of the Convertible Note.

No placement agent is involved in this offering.

Our Class A ordinary shares are listed on the NASDAQ Capital Market under the symbol “AEHL”. On May 22,  2026, the closing price of our Class A ordinary shares on the Nasdaq Capital Market was US$1.30.

There is no established trading market for the Convertible Note, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Convertible Note on any national securities exchange or other trading market.

As of the date of this prospectus supplement, pursuant to General Instruction I.B.5. of Form F-3, the Company has not conducted any transactions in the last 12 months, other than our April 15, 2026 sale of 12,000,000 Class A Ordinary Shares at $0.207 per share in a private placement pursuant to a Securities Purchase Agreement with an institutional investor (closed on April 29, 2026). Investing in our securities involves a high degree of risk. There are various risks relating to the securities, our company and its subsidiaries, their businesses and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the average of the bid and asked prices of such common equity within 60 days prior to the date hereof at $3.62, was $10,079,242, based on 15,596,948 Class A ordinary shares and 2,555,497 Class B ordinary shares outstanding as of such date, of which 2,784,321 Class A ordinary shares were held by non-affiliates. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have sold $0 pursuant to General Instruction I.B.5 of Form F -3.

We are an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations, our operations were conducted by our subsidiaries in China and in the US.

We are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our subsidiaries’ operations, significant depreciation of the value of our Class A ordinary shares, or a complete hindrance of our ability to offer our securities to investors in the future. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “CAC Revised Measures”) to replace the original Cybersecurity Review Measures. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than one million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, Sichuan Jindouyun Law Firm, we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, because (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; (ii) as of the date of this prospectus supplement, our data processing activities (including the collection, storage, usage, transmission and publicity of data) do not damage national security; and (iii) as of the date of this prospectus supplement, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a PRC company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions is issued under the title the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, including but not limited to (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. As advised by Sichuan Jindouyun Law Firm, our PRC counsel, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

Furthermore, our former auditor ARK PRO CPA & CO, for the year ended 2023, is a registered public accounting firm that the PCAOB was not able to inspect or investigate completely in 2021 according to the PCAOB’s December 16, 2021 determinations (a determination announced by the PCAOB on December 16, 2021, that it was unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong). The PCAOB made this determination pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the Holding Foreign Companies Accountable Act (“HFCA Act”). On August 26, 2022, the China Securities Regulatory Commission (“CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden, which amended the HFCA Act by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The audit report included in this transition report on Form 20-F for the period ended September 30, 2025, was issued by our auditors, AssentSure PAC, an audit firm headquartered in Singapore (“AssentSure”). The audit report included in our annual report on Form 20-F for the year ended December 31, 2024 was issued by AssentSure. AssentSure is not among those audit firms listed by the PCAOB Hong Kong Determination.

In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, as amended, and ultimately result in a determination by the Nasdaq Capital Market to delist our securities.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiary in Hong Kong, and the subsidiaries in China, for our cash and financing requirements. The payment of dividends to Antelope Enterprise by our Chinese subsidiaries is affected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprise. Such dividends are affected by resolution of the board of directors of each such entity (after provision for applicable tax obligations). China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. A Chinese subsidiary owned by foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply for repatriating dividends to foreign shareholders, it must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year. Please refer to “Item 4 Information on the Company – History and Development of the Company - Cash Transfers Within Our Organization” for more information.

To operate the general business activities currently conducted in China, each of our subsidiaries in China is required to obtain a business license from the State Administration for Market Regulation (“SAMR”). All of our PRC subsidiaries have obtained their valid business licenses from the SAMR, and no application for any such license has been denied.

We are aware, however, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the CAC published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CAC Revised Measures, considering that (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; (ii) as of the date of this this transition report, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

That being said, the CAC Revised Measures empowers the cybersecurity review office to initiate cybersecurity review when they believe any particular data processing activities “affect or may affect national security”. In addition, on November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulations”), and according to the Draft CAC Regulations, any data processors shall, in accordance with relevant state provisions, apply for a cybersecurity review when carrying out, among other things, “other data processing activities that affect or may affect national security”. However, neither the CAC Revised Measures nor the Draft CAC Regulations provides for any further explanation or interpretation over what constitutes activities that “affect or may affect national security”. Therefore, if any competent government authorities deem that our PRC subsidiaries’ data processing activities may affect national security, we may be subject cybersecurity review, and in that scenario, failure to pass such cybersecurity review and/or to comply with the data privacy and data security requirements raised during such cybersecurity review could subject our PRC subsidiaries to penalties, damage its reputation and brand, and harm its business and results of operations.

In summary, we and our PRC subsidiaries are not required to obtain permission or approval from the PRC authorities including CSRC or CAC for our PRC subsidiaries, nor have we or our PRC subsidiaries, received any denial for our PRC subsidiaries’ operation. We are subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that we inadvertently conclude that the permission or approvals discussed here are not required, that applicable laws, regulations or interpretations change such that we or any of our PRC subsidiaries are required to obtain approvals in the future, or that the PRC government could disallow our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our Class A ordinary shares to significantly decline or become worthless. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which would likely adversely affect the ability of our securities to be listed on the U.S. exchange, which would likely cause the value of our Class A ordinary shares to significantly decline or become worthless.

The date of this prospectus supplement is May 26, 2026

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $200,000,000 subject to certain limitations under applicable SEC rules and regulations. On May 1, 2026, we filed a “shelf” registration statement on Form F-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on May 5, 2026. Under this shelf registration process, we may, from time to time, sell securities, of which this offering is a part. The $3,000,000 Convertible Note and the Conversion Shares into which the Convertible Note is convertible are included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts, combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein that we filed with the SEC before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may authorize to be delivered or made available to you. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement or accompanying prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms apart, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

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We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to the “Company,” “we,” “us,” “our” or “AEHL” refer specifically to Antelope Enterprise Holdings Ltd. When we refer to “you,” we mean the potential holders of our securities. Capitalized terms used, but not defined, in this prospectus supplement are defined in the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We are a British Virgin Islands limited liability company with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestream e-commerce services, business management and information systems consulting services. In addition, we are planning to launch energy supply business in around the third quarter of 2026.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% subsidiary, Hainan Kylin and its wholly-owned subsidiaries, Hangzhou Kylin and Anhui Kylin. We aim to provide one-stop solutions for our customers who seek to sell their products utilizing the emerging sales channel of livestreaming ecommerce. Our customers usually include consumer goods brands, merchants, and small-scale ecommerce platforms. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost consumer engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our typical business model involves the promotion of our customers’ goods by our hosts. Our product management office assesses and selects the products from our customers. We then connect with different suppliers of hosts and influencers, usually staffing agencies that have a growing and diverse pool of such individuals. We also work with freelance hosts and influencers. These hosts and influencers register on Hainan Kylin’s SaaS platform and are matched with the specific products that our customers have engaged us to promote. The hosts and influencers then promote our customers’ products on social media and various e-commerce platforms through livestreaming where a unique link is provided for each product. The consumer is able to place an order for a product by clicking on the provided link. The purchase orders are either directed to the sales sites of our customers where the consumer is able to pay for the product directly to the customer and the purchaser receives delivery of the product directly from the vendor, or directed to third party sites (such as Douyin, China’s most downloaded video-sharing platform and the mainland Chinese counterpart of TikTok, and Xiaohongshu and Kuaishou (very popular third party e-commerce platforms), where the participating vendors ship the products to the purchaser upon the purchaser’s payment to the third party ecommerce site. The third party e-commerce sites forward the purchase price to our customers after deducting the applicable costs.

Each of vendors that engage us for our promotion services are required pay us a service fee in advance, the amount of which is approximately 15% to 30% of the retail price of the product to be promoted by our hosts and influencers. Upon each sale, which is marked by the consumer’s payment for the product (either to our customer directly or to the third-party site), the corresponding advance payment is recognized by us as revenue after deducting the commission payable to the host of the livestreaming site. We generally do not have any accounts receivable or accounts payable in this type of sales cycle. Our service fees are not refundable in the event of a product return by a consumer.

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Business Management and Consulting Business

We also provide business management and consulting services through our subsidiary in China, Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help our customers with customized solutions to solve complex problems.

Planned Energy Supply Business

The Company is aiming to launch energy supply business through AEHL US, formerly known as Million Star US Inc. AEHL US has taken preliminary steps in developing this business including engaging a broker to source natural gas from natural gas provider in Texas and the procurement of electricity generators. AEHL US plans to supply power to a data center in Midland, Texas. The Company anticipates that its energy supply business will start operation in the third quarter of 2026.

AEHL US also plans to generate revenue by securing hosting sites for cryptocurrency mining operators as it leverages anticipated cost-effective electricity costs.

Recent Developments

On April 15, 2026, we entered into a Securities Purchase Agreement with an institutional investor for the purchase of 12,000,000 Class A ordinary shares at the price of $0.207 per share, by the investor. The transaction closed on April 29, 2026.

Corporate Information

Our principal executive office is located at Room 1802, Block D, Zhonghai International Center, Hi- Tech Zone, Chengdu, Sichuan, People’s Republic of China. Our telephone number at this address is +86 28 8532 4355. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.aehltd.com that contains information about our company. Information on this website is not part of this prospectus.

THE OFFERING

Convertible Note Offered by us

Convertible Note with a principal amount of $3,000,000. The Convertible Note will be issued directly by us under the Note Purchase Agreement and the Convertible Note and will not be issued under an indenture or with a trustee.

The “Interest Rate” of the Convertible Notes shall be 8.00% per annum, paid in cash.

The Convertible Note will mature 18 months after the date of issuance, unless earlier converted, redeemed or repurchased.

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The Class A Ordinary Shares

A holder may convert the Convertible Note into Class A Ordinary Shares, subject to the 9.99% beneficial ownership limitation set forth in the Convertible Note. We are also registering up to 4,800,000 Conversion Shares issuable from time to time, upon conversion of the Convertible Note. We are not registering Conversion Shares in excess of 4,800,000 of our Class A ordinary shares that may be issued in connection with the conversion of the Convertible Note.

Conversion Price	The conversion price will equal 90% of the lowest daily trading price our Class A ordinary shares on the “trading day” immediately preceding the delivery or deemed delivery of the applicable conversion notice. Trading Day means any day on which the Nasdaq Capital Market is open for trading.

Limitations on Conversion	Issuances of Conversion Shares are subject to both (i) a 9.99% beneficial ownership limitation and (ii) the Nasdaq 19.99% issuance cap under Nasdaq Listing Rule 5635 unless we obtain required shareholder approval or validly rely on a home country practice exemption as a foreign private issuer.

Use of Proceeds	We estimate that we will receive net proceeds of approximately $2,965,000 from this offering based on the offering price of $3,000,000 for the Convertible Note.

We intend to use our net proceeds from this offering for, working capital and general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “AEHL.”

Transfer Agent	TranShare Corporation, or any of its affiliates.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

(1)	The number of Class A Ordinary Shares outstanding immediately before this offering and to be outstanding after this offering is 15,596,948 based on our Class A Ordinary Shares outstanding as of May 22, 2026, but excludes 4,800,000 Class A Ordinary Shares issuable upon conversion of the Convertible Note as of such date.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 3. Risk Factors” in our Annual Report on Form 20-F for the transition period ended September 30, 2025, which are incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. The risks and uncertainties described therein and below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

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Risks Related to the Offering

Raising additional capital will be difficult and may cause dilution to our shareholders and restrict our operations.

We expect to finance our cash needs to fund the operation of our newly acquired businesses and for our working capital. Although we have been able to obtain funding from outside sources in the last year, we cannot be certain that we will be able to continue to do so or to obtain additional financing on favorable terms.

To the extent that we raise additional capital through the sale of equity or convertible debt, our shareholders’ ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect shareholder rights. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the Convertible Note being offered in this offering.

There is no established public trading market for the Convertible Note being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list such securities on any national securities exchange or trading system. Without an active trading market, the liquidity of the Convertible Note will be limited.

You will experience immediate and substantial dilution in the net tangible book value per ordinary share issuable pursuant to this offering and may experience additional dilution of your investment in the future.

The effective price per ordinary share issuable pursuant to this offering is substantially higher than the net tangible book value per ordinary share outstanding prior to this offering. In addition, we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of ordinary shares or securities convertible into or exchangeable for ordinary shares. These future issuances of equity or equity-linked securities, together with the exercise or conversion of any options, warrants and/or any additional Ordinary Shares or ordinary shares issued in connection with acquisitions, if any, will likely result in further dilution to investors.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause our ordinary shares price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our ordinary shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

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Our ability to issue Conversion Shares may be limited by Nasdaq Listing Rules unless we obtain shareholder approval or validly rely on a home country practice exemption.

Under Nasdaq Listing Rule 5635, we may be limited from issuing, without shareholder approval, 20% or more of our outstanding Class A ordinary shares or voting power in connection with the Convertible Note and related transactions. As a foreign private issuer, we may rely on home country practice under Nasdaq Listing Rule 5615(a)(3) in lieu of certain Nasdaq requirements, including certain shareholder approval rules, provided we make required disclosures. If we are unable to obtain shareholder approval when required and cannot validly rely on home country practice, conversions may be limited or deferred, and we may be required to cooperate with the holder to amend conversion mechanics or to redeem, repurchase, or otherwise lawfully settle a portion of the Convertible Note. These limitations could delay or reduce the number of Conversion Shares that we can issue and may have implications for our liquidity and capital structure.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, without limitation, the continued stable macroeconomic environment in the PRC, the PRC real estate, construction and technology sectors continuing to exhibit sound long-term fundamentals, our ability to bring additional ceramic tile production capacity online going forward as our business improves, our ceramic tile customers continuing to adjust to our product price increases, our ability to sustain our average selling price increases and to continue to build volume in the quarters ahead, and whether our enhanced marketing efforts will help to produce wider customer acceptance of the new price points; and our ability to continue to grow our business management, information system consulting, and online social commerce and live streaming business. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our transition report on Form 20-F for the transition period ended September 30, 2025 and otherwise in our SEC reports and filings. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement and the prospectus to which it relates that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

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USE OF PROCEEDS

We estimate the net proceeds to us from this offering will be approximately $2,965,000, after deducting estimated offering expenses payable by us.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering, and investor will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

MARKET INFORMATION DIVIDEND POLICY

Our Class A Ordinary Shares are currently traded on the Nasdaq Stock Market under the symbol “AEHL.” On May 22, 2026, the closing sale price of our Class A Ordinary Shares was $1.30 per share.

We have not declared or paid any cash dividends on our capital stock during the past five years, and we do not currently intend to pay any cash dividends on our ordinary shares for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our ordinary shares will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Convertible Note

The material terms and provisions of the Convertible Note being offered pursuant to this prospectus supplement and being issued to the Purchaser are summarized below. The form of Convertible Note will be filed as an exhibit to a Current Report on Form 6-K with the SEC in connection with this offering. Unlike the general description of debt securities in the accompanying prospectus, the Convertible Note will be issued directly by the Company under the Note Purchase Agreement and the Convertible Note, and will not be issued under an indenture or with a trustee. The following summary of certain material terms and provisions of the Convertible Note does not purport to be a complete description of the Convertible Note, and is subject to, and qualified in its entirety by reference to, the Convertible Note.

Maturity, Interest and No Indenture

The principal and any accrued unpaid interest under this Convertible Note shall be due and payable upon demand at any time after the 18 month anniversary of the issuance of the Convertible Note (“Maturity Date”). The entire unpaid principal and accrued interest of this Note shall become immediately due and payable upon the Company’s act of bankruptcy, execution of a general assignment for the benefit of creditors, filing or facing a bankruptcy petition without dismissal for over 90 days, or the appointment of a receiver. The Convertible Note has an original principal amount of $3,000,000.

The “Interest Rate” of the Convertible Notes shall be 8.00% per annum, paid in cash. Interest under the Convertible Note will accrue and be payable monthly in accordance with the terms of the Convertible Note. Interest under the Convertible Note will not exceed the maximum rate allowed by law. ..

The Convertible Note is a direct obligation of the Company and is not issued under an indenture or with a trustee.

Conversion

Upon the election of the holder at any time, or in the event of an automatic conversion, the Company will issue to the holder a number of Class A ordinary shares equal to the applicable conversion amount divided by the conversion price. The conversion price will equal 90% of the lowest daily trading price of our Class A ordinary shares on the “Trading Day” immediately preceding the delivery or deemed delivery of the applicable conversion notice. Trading Day means any day on which the Nasdaq Capital Market is open for trading.

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Automatic Conversion

 Upon the Maturity Date, and immediately prior to the consummation of any Change of Control (as such term is defined in the Note Purchase Agreement), the outstanding principal amount of the Convertible Note will automatically convert in full into Class A Ordinary Shares at the Conversion Price then in effect, as if the holder had elected to convert such amount immediately prior to the Maturity Date or such Change of Control, as applicable, without any further action by the holder. Notwithstanding the foregoing, upon the occurrence of a Fundamental Change (as such term is defined in the Note Purchase Agreement), the holder will have the right, exercisable by written notice delivered to us within twenty (20) Business Days after receipt of our notice of such Fundamental Change, to require us to redeem all or any portion of the outstanding principal amount of the Convertible Note, together with accrued and unpaid interest thereon, at a price equal to 101% of the principal amount and accrued and unpaid interest to be redeemed, with such redemption to occur on a date designated by the holder that is not less than five (5) Business Days nor more than twenty (20) Business Days after our receipt of such notice. Any portion of the Convertible Note validly elected for redemption in connection with a Fundamental Change will be redeemed in cash in accordance with the foregoing and will not be subject to automatic conversion.

Beneficial Ownership Limitation

Notwithstanding anything to the contrary in the Convertible Note, we may not effect any conversion of the Convertible Note, and the holder will not have the right to convert any portion of the Convertible Note, to the extent that, immediately after giving effect to such conversion or receipt of shares, the holder, together with any of its affiliates and any other persons whose beneficial ownership would be aggregated with that of the holder under Section 13(d) of the Exchange Act and the rules promulgated thereunder, would beneficially own more than 9.99% of our then issued and outstanding Class A Ordinary Shares. The beneficial ownership limitation will apply at all times while the Convertible Note remains outstanding and will be a continuing condition to each conversion. Any attempted conversion that would otherwise exceed this limitation will be automatically reduced to the maximum amount that may be converted without exceeding such limitation, and the balance of the amount tendered for conversion will remain outstanding under the Convertible Note. The holder will be required to deliver with each conversion notice a certification of its then current beneficial ownership and such supporting information as we may reasonably require to confirm compliance with this limitation.

Nasdaq Issuance Limitation; Home Country Practice

Notwithstanding anything to the contrary, we will not be required to issue, and the holder will not be entitled to receive, any Class A ordinary shares upon conversion of the Convertible Note to the extent that, after giving effect to such issuance, the aggregate number of Class A ordinary shares issuable in connection with the Convertible Note and any other securities issued in the same transaction (and any transaction that Nasdaq would aggregate with such transaction under Nasdaq Listing Rule 5635) would equal or exceed 19.99% of the number of Class A ordinary shares outstanding immediately prior to the issuance of the Convertible Note or would represent 19.99% or more of the voting power outstanding prior to such issuance, unless and until we have obtained the requisite shareholder approval under Nasdaq Listing Rule 5635 or we are then eligible to rely on an exemption in accordance with our disclosed home country practices under Nasdaq Listing Rule 5615(a)(3). We are a foreign private issuer and, as such, may follow the corporate governance practices of our home country in lieu of certain Nasdaq corporate governance requirements to the extent permitted by Rule 5615(a)(3), and we have made or will make the disclosures required by that rule identifying any Nasdaq requirements from which we depart and describing our home country practices. No shareholder approval is a condition to the issuance of the Convertible Note. If, after the issuance date, we are no longer entitled to rely on a home country practice exemption in a manner that would materially affect the conversion mechanics, we and the holder will cooperate in good faith to amend the conversion mechanics or provide for redemption, repurchase or other lawful settlement of the affected portion of the Convertible Note to preserve, to the maximum extent legally permissible, the commercial intent of the Convertible Note.

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Mechanics of Voluntary Conversion

To voluntarily convert any portion of the Convertible Note, the holder must deliver a conversion notice and a certification of its then-current beneficial ownership, together with such supporting information as the Company may reasonably require to confirm compliance with the beneficial ownership limitation. The holder is not required to physically surrender the Convertible Note unless the full conversion amount represented by the Convertible Note is being converted or the holder requests reissuance upon physical surrender. If the Convertible Note is physically surrendered for a partial conversion, the Company must issue a replacement note for the unconverted principal amount.

On or before the third trading day following receipt of a valid conversion notice and the required certification, the Company must deliver the applicable Class A ordinary shares to the holder through DWAC if available, or otherwise issue and deliver certificates without restrictive legends unless legends are required by applicable securities laws.

The holder will be treated as the record holder of the Class A ordinary shares issuable upon conversion as of the transmission of the conversion notice. The Convertible Note may not be transferred or assigned without the Company’s prior written consent, except that transfers to an affiliate of the holder may be permitted subject to prior written notice, compliance with applicable securities laws, execution of a deed of adherence or similar undertaking, and continued application of the beneficial ownership limitation to the transferee.

Share Dividends and Splits

While the Convertible Note is outstanding, if we pay a stock dividend or other distribution payable in Class A ordinary shares, subdivide or combine our outstanding Class A ordinary shares, or issue shares by reclassification of our Class A ordinary shares, the conversion price will be adjusted proportionately in accordance with the terms of the Convertible Note.

Events of Default

For purposes of the Convertible Note, events of default include, among other things, the Company’s failure to pay amounts due under any express redemption, repurchase or other payment obligation under the Convertible Note or the Note Purchase Agreement, failure to issue conversion shares when due (subject to limited exceptions), any material breach of the Convertible Note or the Note Purchase Agreement, certain bankruptcy or insolvency events, the Convertible Note ceasing to be a binding obligation of the Company, and the Company’s Class A ordinary shares ceasing to be listed or quoted on an eligible primary market for 30 consecutive business days.

Remedies Upon Event of Default

If an event of default is continuing and remains uncured for 30 days, the holder may, by written notice to the Company, declare immediately due and payable any amounts then due and payable under the Convertible Note and the Note Purchase Agreement and may pursue specific performance, injunctive relief and any other remedy available at law or in equity. Acceleration will not create a fixed maturity date for any portion of the Convertible Note that is not otherwise due and payable under its terms or the Note Purchase Agreement, except as expressly provided therein.

Legends and Transfer Restrictions

The Convertible Note and any Class A ordinary shares issued upon conversion are subject to customary securities law transfer restrictions, restrictive legends and stop-transfer instructions until transfer is permitted under applicable law and the Convertible Note.

Governing Law

The Convertible Note is governed by, and construed in accordance with, the laws of the State of New York.

Description of Class A Ordinary Shares

The material terms and provisions of our Class A ordinary shares are described under the caption “Description of Share Capital” beginning on page 9 to page 30 of the accompanying base prospectus.

We are authorized to issue 250,000,000 ordinary shares re-designated as (a) 200,000,000 Class A ordinary shares with no par value each, and (b) 50,000,000 Class B ordinary shares with no par value each, and (ii) 50,000,000 preferred shares with no par value each.

As of the date of this prospectus supplement, there were 15,596,948 Class A ordinary shares and 2,555,497 Class B ordinary shares outstanding and no shares of our preferred shares outstanding.

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PLAN OF DISTRIBUTION

We have entered into a Note Purchase Agreement directly with the Purchaser in connection with this offering, pursuant to which we agreed to issue and sell to the Purchaser a Convertible Note with an original principal amount of $3,000,000 in a single closing. The Conversion Shares will be issued only in accordance with the provisions of the Note Purchase Agreement and the Note to the Holder.

The Convertible Note is being offered directly to the Purchaser without a placement agent, underwriter, broker or dealer. Our obligation to issue and sell the Convertible Note is subject to the conditions set forth in the Note Purchase Agreement. We expect the closing of this offering to occur on or around the date set forth on the cover page of this prospectus supplement, subject to satisfaction of customary closing conditions. We estimate the total expenses of this offering payable by us will be approximately $35,000.

The form of Note Purchase Agreement and the form of Convertible Note will be included as exhibits to a Current Report on Form 6-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”

We expect that the sale of the Convertible Note will be completed on or about May 26, 2026.

The transfer agent for our Class A Ordinary Shares is TranShare Corporation, or any of its affiliates.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	On an actual basis;

●	On an as adjusted basis after giving effect to a reverse stock split at a ratio of 1-for-6 effective at 04:01 p.m. (ET) on Wednesday, March 4, 2026; and

●	On a pro forma as adjusted basis to give effect to the offering of original principal amount of $3,000,000 Convertible Note.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2025
		As Adjusted	Pro forma as Adjusted
(in USD’00 except share data)	Actual	(unaudited)	(unaudited)
	USD’000	USD’000	USD’000
Shareholders’ Equity
Ordinary shares, 200,000,000 shares authorized, 3,318,922 shares issued and outstanding, actual, and 18,852,365 shares issued and outstanding, pro forma as adjusted,	3,318,922	18,852,365	18,852,365
Additional paid-in capital	123,728	131,395	131,395
Statutory reserves	21,238	21,238	21,238
Accumulated deficit	(119,398)	(124,878)	(124,878)
Accumulated other comprehensive income	1,091	1,091	1,091
Total shareholders’ equity	26,659	28,846	28,846
Noncontrolling interest	234	234	234
Total Equity	26,893	29,080	29,080

The foregoing capitalization table does not give effect to the conversion of the Convertible Note.

LEGAL MATTERS

The validity of the Convertible Note and underlying Class A Ordinary Shares and other legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Carter Ledyard & Milburn LLP, New York, New York, will be passing on matters of United States law for us with respect to the securities offered hereby.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Assentsure PAC and ARK PRO CPA & Co., our current and formal independent registered public accounting firms, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Transition Report on Form 20-F for the transition period from January 1, 2025 to September 30, 2025, filed with the SEC on January 29, 2026;

●	the Company’s Current Reports on Form 6-K, as filed with the SEC on February 13, 2026, February 27, 2026, March 3, 2026 (as amended on March 3, 2026), March 11, 2026, April 22, 2026 and April 30, 2026; and

●	the description of our Class A ordinary shares, no par value contained in our Transition Report on Form 20-F for the transition period from January 1, 2025 to September 30, 2025, filed with the SEC on January 29, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address:

Tingting Zhang, Chief Executive Officer

Antelope Enterprise Holdings Ltd

350 Fifth Ave, Ste 7540, New York, NY 10118

tingtingzhang@aehltd.com

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $200,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

●	“Antelope,” “we,” “our,” “our company,” the “company” and “us” are to Antelope Enterprise Holdings Ltd., a British Virgin Islands business company limited by shares;

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●	“China” and “PRC” are to the People’s Republic of China, and for purposes of this prospectus, are also to mainland China;

●	“ordinary shares” are to our class A ordinary shares, no par value.

●	“US$,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

Our fiscal year end was December 31 until December 2025, when our fiscal year end was changed to September 30. Unless otherwise indicated, references herein to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements contained in this report include, but are not limited to, statements about our ability to:

●	Grow or expand our existing business segments, including our livestreaming ecommerce business and our business management and consulting business;
●	Expand into new business segments, such as our planned natural gas power generation business,
●	Execute on our business strategy;
●	Attract, train and retain effective officers, key employees and directors;
●	Identify, evaluate and consummate strategic opportunities in ways that maximize stockholder value;
●	Anticipate and react to regulatory changes and uncertainty;
●	Anticipate the impact of, and respond to applicable new accounting standards;
●	Respond to fluctuations in commodity prices and foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;
●	Navigate volatile interest rate environments; and
●	Maintain our listing on the Nasdaq stock exchange.

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Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that we are offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Transition Report and our other SEC reports.

ABOUT OUR COMPANY

We are a British Virgin Islands company limited by shares with no material operations. Our operations were conducted in China by our subsidiaries. We provide livestream e-commerce services, business management and information systems consulting services. In addition, we plan to launch energy supply business in the third quarter of 2026.

Livestreaming Ecommerce Business

Our livestreaming ecommerce business is operated in China through our 51% subsidiary, Hainan Kylin and its wholly-owned subsidiaries, Hangzhou Kylin and Anhui Kylin. We aim to provide one-stop solutions for our customers who seek to sell their products utilizing the emerging sales channel of livestreaming ecommerce. Our customers usually include consumer goods brands, merchants, and small-scale ecommerce platforms. We believe that livestreaming ecommerce is an important growth engine for consumer good brands as it leverages the content of livestreaming to boost consumer engagement and sales as it combines instant purchasing of a featured product and audience participation through a chat function or reaction buttons. Our typical business model involves the promotion of our customers’ goods by our hosts. Our product management office assesses and selects the products from our customers. We then connect with different suppliers of hosts and influencers, usually staffing agencies that have a growing and diverse pool of such individuals. We also work with freelance hosts and influencers. These hosts and influencers register on Hainan Kylin’s SaaS platform and are matched with the specific products that our customers have engaged us to promote. The hosts and influencers then promote our customers’ products on social media and various e-commerce platforms through livestreaming where a unique link is provided for each product. The consumer is able to place an order for a product by clicking on the provided link. The purchase orders are either directed to the sales sites of our customers where the consumer is able to pay for the product directly to the customer and the purchaser receives delivery of the product directly from the vendor, or directed to third party sites (such as Douyin, China’s most downloaded video-sharing platform and the mainland Chinese counterpart of TikTok, and Xiaohongshu and Kuaishou (very popular third party e-commerce platforms), where the participating vendors ship the products to the purchaser upon the purchaser’s payment to the third party ecommerce site. The third-party e-commerce sites forward the purchase price to our customers after deducting the applicable costs.

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Each of vendors that engage us for our promotion services are required pay us a service fee in advance, the amount of which is approximately 15% to 30% of the retail price of the product to be promoted by our hosts and influencers. Upon each sale, which is marked by the consumer’s payment for the product (either to our customer directly or to the third-party site), the corresponding advance payment is recognized by us as revenue after deducting the commission payable to the host of the livestreaming site. We generally do not have any accounts receivable or accounts payable in this type of sales cycle. Our service fees are not refundable in the event of a product return by a consumer.

Business Management and Consulting Business

We also provide business management and consulting services which consists of computer consulting services and software development through our subsidiaries in China, including Chengdu Future and Antelope Chengdu. We diagnose difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of our customers. Our consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help our customers with customized solutions to solve complex problems.

Planned Energy Supply Business

The Company is aiming to launch energy supply business through AEHL US, formerly known as Million Star US Inc. AEHL US has taken preliminary steps in developing this business including engaging a broker to source natural gas from natural gas provider in Texas and the procurement of electricity generators. AEHL US plans to supply power to a data center in Midland, Texas. The Company anticipates that its energy supply business will start operation in the third quarter of 2026.

AEHL US also plans to generate revenue by securing hosting sites for cryptocurrency mining operators as it leverages anticipated cost-effective electricity costs.

Corporate Information

Our principal executive office is located at Room 1802, Block D, Zhonghai International Center, Hi-Tech Zone, Chengdu, Sichuan Province, People’s Republic of China. Our telephone number at this address is +86 (28) 8532 4355. Our registered office is Craigmuir Chambers, PO Box 90, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.aehltd.com that contains information about our company. Information on this web site is not part of this prospectus.

China Securities Regulatory Commission and Cyberspace Administration of China

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) Antelope Enterprise’s business operations are carried out inside China; and (ii) it does not maintain any variable interest entity structure or operate any data center in China. Antelope Enterprise may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither Antelope Enterprise nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we may make under this prospectus and any applicable prospectus supplement, and Antelope Enterprise does not intend to obtain the approval from either the CSRC in connection with any such offering, since Antelope Enterprise does not believe, based upon advice of our PRC counsel, Sichuan Jindouyun Law Firm, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China.”

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RECENT DEVELOPMENTS

Effective February 17, 2025, we dismissed the independent auditors, ARK PRO CPA & Co. On February 17, 2025, we engaged AssentSure PAC as our independent auditors for the fiscal year ended December 31, 2024.

Effective March 24, 2025, Mr. Dian Zhang (“Mr. Zhang”) resigned as a director and the chair of our audit committee. Effective March 24, 2025, Ms. Ze Yang (“Ms. Yang”) was elected as a director by the remaining members of the Board to fill the vacancy resulting from the resignation of Mr. Zhang. Ms. Yang also serves as the chair of the Audit Committee and a member of the compensation committee and the nominating committee.

Effective April 3, 2025, we implemented a reverse stock split of the Company’s Class A ordinary shares, no par value, at a ratio of 1-for-40. We undertook the reverse stock split in order to meet the minimum $1.00 per class A ordinary share bid requirement for maintaining the listing of the Class A ordinary shares on the Nasdaq Capital Market. The number of outstanding Class A ordinary shares was reduced from approximately 41,430,051 shares to approximately 1,035,752 shares.

On July 24, 2025, we entered into a Securities Purchase Agreement with Streeterville Capital, LLC, for a total financing amount of up to $50 million over 24 months. The proceeds from this financing were and will be used exclusively to purchase Bitcoin.

Effective August 5, 2025, Ms. Huashu Yuan (“Ms. Yuan”) resigned as a director, a member of audit committee, the chair of compensation committee and the chair of nominating committee. Effective August 5, 2025, Mr. Cong Zhang, was elected as a director by the remaining members of the Board to fill the vacancy resulting from the resignation of Ms. Yuan. Effective August 5, 2025, Mr. Ishak Han, the current chair of the Board, was elected as the chair of the compensation committee and the chair of the nominating committee.

As of December 17, 2025, the Board approved a change of the Company’s fiscal year end from December 31 to September 30.

On October 22, 2025, the Company incorporated a new subsidiary, AEHL Group Limited, in the British Virgin Islands, as a holding company.

On December 15, 2025, the Company’s subsidiary Hainan Kylin incorporated a 100% owned subsidiary, Chuzhou Kylin, in China. Chuzhou Kylin is engaged in business management and consulting services for the livestreaming ecommerce industry.

On January 12, 2026, the Company received a notice (the “Delinquency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company not yet filed a Form 6-K containing an interim balance sheet and income statement as of the end of its second quarter for its fiscal half year ended June 30, 2025 (the “2025 Interim Report”), it no longer complies with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires that listed companies timely file all required periodic financial reports with the Securities and Exchange Commission. The Company was given 60 calendar days from receipt of the notice to submit to Nasdaq a plan to regain compliance with the Rule (the “Compliance Plan”). On February 13, 2026, the Company filed the 2025 Interim Report on a Form 6-K furnished to the Commission, and issued a press release entitled “Antelope Enterprise Announced First Half of 2025 Financial Results.” On March 9, 2026, the Company received a letter from Nasdaq Staff stating that, based on the Company’s filing of the 2025 Interim Report, the Nasdaq Staff has determined that the Company complies with the Rule. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1). On March 11, 2026, the Company furnished a report on Form 6-K and filed a press release entitled “Antelope Enterprise Holdings Regains Compliance with Nasdaq Listing Rule” announcing its regained compliance with the Rule.

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On February 25, 2026, we reported that we have acquired Bitcoin for an aggregate price of $1,000,000, at $68,300 per Bitcoin.

Effective March 4, 2026, we effected a reverse stock split of our Class A ordinary shares at a ratio of 1-for-6. Our Class A ordinary shares began trading on a split-adjusted basis when the Nasdaq Stock Market LLC opened for trading on Thursday, March 5, 2026.

On April 15, 2026, we entered into a Securities Purchase Agreement with an institutional investor for the purchase of 12,000,000 of our class A ordinary shares, at the price of $0.207 per share, by the investor. The closing of the transaction is expected to take place in the second quarter of 2026, subject to the satisfaction of the customary closing conditions, including necessary regulatory approvals, if applicable.

Summary of Risk Factors

Investing in our ordinary shares involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 8 of this prospectus.

Risk Factors Relating to Our Business

●	We have a limited operating history in a highly competitive technology segment.
●	If certain consumer behavior trends do not continue developing as anticipated, our operating results will be adversely affected.
●	We have entered a potentially competitive market segment.
●	We are subject to rapid technology change and certain of our livestreaming ecommerce business could have significant barriers to entry.
●	Our business depends on our ability to maintain and grow our network of high-quality suppliers of hosts and influencers. If we are unable to do so, our future growth would be limited and our business, financial condition and results of operations would be harmed.
●	We rely on existing technology systems, networks and platforms that are outside of our control.
●	If China’s inflation increases or the prices of energy or raw materials increase, we may not be able to pass the resulting increased costs to our customers and this may adversely affect our profitability or cause us to suffer operating losses.
●	We are dependent on our management team and any loss of our key management personnel without timely and suitable replacements may reduce our revenues and profits.
●	We may not be able to ensure the successful implementation of our future plans and strategies, resulting in reduced financial performance.
●	We may inadvertently infringe third-party intellectual property rights, which could negatively impact on our business and financial results.

Risk Factors Relating to the Planned Energy Supply Business

●	We might not be able to launch the energy supply business as planned or at all, or generate revenue as planned.
●	Our financial performance in this planned business will be affected by commodity price fluctuations in the wholesale and retail power and natural gas markets and other market factors that are beyond our control.
●	Extensive competition in power generation industry could adversely affect our performance.
●	We will rely on power transmission and fuel distribution facilities owned and operated by other companies
●	We may be unable to obtain an adequate supply of fuel in the future.
●	Our electricity generators will be subject to impairments.
●	State legislative and regulatory action could adversely affect our competitive position and business.
●	Existing and future anticipated environmental regulations could cause us to incur significant costs and adversely affect our operations generally or in a particular quarter when such costs are incurred.

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Risk Factors Relating to Our Discontinued Operations

●	We face risks associated with the divestiture of our ceramic tile manufacturing business.

Risk Factors Relating to Our Operations in China

●	Violation of Foreign Corrupt Practices Act or China anti-corruption law could subject us to penalties and other adverse consequences.
●	We are dependent on political, economic, regulatory and social conditions in the PRC.
●	In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, particularly for companies seeking to list or listed on a foreign exchange, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on Nasdaq, financial condition, results of operations.
●	We are subject to risks related to the laws and regulations of the PRC and the interpretation and implementation thereof.
●	Our business activities are subject to certain PRC laws and regulations.
●	PRC foreign exchange control may limit our ability to utilize our profits effectively and affect our ability to receive dividends and other payments from our PRC subsidiaries.
●	Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.
●	It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.
●	Fluctuations in exchange rates could adversely affect our business and the value of our shares.
●	Under the EIT Law, Antelope Enterprise, Success Winner and/or Vast Elite and Antelope HK may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to Antelope Enterprise, our non-PRC resident shareholders, Success Winner and/or Vast Elite and Antelope HK.

Risks Factors Relating to Our Class A Ordinary Shares

●	The price of our shares could be volatile and could decline at a time when you want to sell your holdings.
●	We are a “controlled company” within the meaning of the NASDAQ Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.
●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.
●	There is a risk that Antelope Enterprise will be classified as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. holders of its securities.
●	As the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.
●	British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.
●	The laws of the British Virgin Islands may provide comparatively limited protection for minority shareholders, so minority shareholders will have limited recourse if the shareholders are dissatisfied with the conduct of our affairs.
●	The market price for our shares has been and may continue to be volatile.
●	Volatility in the price of our shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.
●	Although we paid semi-annual dividends in July 2013, January 2014, July 2014 and January 2015, we did not pay a dividend after January 2015 and do not currently plan to pay a dividend in the near future. Therefore, shareholders will benefit from an investment in our shares only if those shares appreciate in value.
●	We may not be able to pay any dividends on our shares in the future due to British Virgin Islands law.
●	We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our shareholders.
●	We cannot assure you that our Class A Ordinary Shares will always trade in an active and liquid public market.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Transition Report on Form 20-F, or included in any Annual Report or Transition Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	ordinary shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase ordinary shares, preferred shares, or debt securities;

●	rights to purchase ordinary shares, preferred shares, debt securities, warrants or other securities; and

●	units of ordinary shares, preferred shares, debt securities, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

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DESCRIPTION OF SHARES

Description of Shares

The following description of the material terms of our shares and warrants includes a summary of specified provisions of the Memorandum of Association and Articles of Association. This description is subject to the relevant provisions of the BVI Business Companies Act, Revised Edition 2020 and is qualified by reference to our Memorandum of Association and Articles of Association, copies of which are incorporated in this registration statement by reference.

Ordinary Shares

Antelope Enterprises is authorized to issue (a) 200,000,000 Class A ordinary shares with no par value each, (b) 50,000,000 Class B ordinary shares with no par value each and (c) 50,000,000 preferred shares with no par value each. Each Class A ordinary share is entitled to one (1) vote and each Class B ordinary share is entitled to 20 votes. As of the date of this filing, 2,297,577 class A ordinary shares and 2,555,497 class B ordinary shares are outstanding. The remaining authorized and unissued class A ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Antelope Enterprises could use them to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control, by, for example, issuing shares in private placements to purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

Members of Antelope Enterprise’s Board of Directors serve for indefinite terms. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors. Antelope Enterprise’s shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares.

Preferred Shares

Pursuant to the BVI Business Companies Act (Revised Edition 2020) of British Virgin Islands (the “BVI Act”), and our memorandum of association, our board of directors by resolution may authorize establishment of one or more classes of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Pursuant to our Memorandum and Articles of Association, the Preferred Shares shall not have the right to receive notice of, attend or vote as a Member at any general meeting, but shall be entitled to such dividends as the board may from time to declare. As of the date of this filing, no preferred shares are outstanding.

Listing

Our shares have been listed on the NASDAQ Stock Market under the symbol “AEHL” since October 15, 2020. Our shares were listed on the NASDAQ Stock Market under the symbol “CCCL” from January 18, 2011 through October 14, 2020. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011, and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer where they are trading now under the same symbol. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

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Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation, 17755 North US Highway 19, Suite 140, Clearwater FL 33764.

Distributions

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders may be approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of in excess of 50 percent of the votes of the shares present at the meeting and entitled to vote on the proposed matters; or may be consented to in writing by a majority of in excess of 50 percent of the votes of shares entitled to vote on the proposed matters. Each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each preferred share which such shareholder holds.

Election of directors

Under the memorandum and articles of association, the directors can either be elected by a resolutions of shareholders or by a resolution of directors. A director may be removed from office, (a) with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote; or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Meetings

The board of directors must provide written notice of all meetings of shareholders, stating the time, place at least 10 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. In addition, the board of directors may call a meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice: (a) if it is so agreed by shareholders holding not less than 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose. The presence of a shareholder at the meeting constitutes waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was convened on the requested of shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the ordinary shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of the board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

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Protection of minority shareholders

The BVI Act provides for protection of minority shareholders in certain circumstances. Outside of this, we would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a majority of the shareholders.

Pre-emptive rights

The memorandum and articles of association of the Company disapply the statutory pre-emptive rights applicable to the issue by us of new ordinary shares.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee.

Liquidation

The Company may by a resolution of shareholders or by resolution of directors appoint a voluntary liquidator. Generally under BVI law, a liquidator may divide among the shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided.

Calls on ordinary shares and forfeiture of ordinary shares

All shares are issued fully paid. Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in the memorandum and articles of association, Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid will be liable to be forfeited .

Redemption of ordinary shares

The Company may by a resolution of directors redeem, repurchase or otherwise acquire its shares generally with the consent of the relevant shareholders on such terms as the directors may agree with the relevant shareholders, and subject to the memorandum and articles of association and any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

●	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

●	amend our memorandum of association to create additional classes of shares with on such terms and in such manner as they may determine in their sole discretion at any time;

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●	subject to our memorandum and articles of association, divide our authorized and issued shares into a larger number of shares; and

●	subject to our memorandum and articles of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under British Virgin Islands law, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands business companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders (except when a parent company merge with one or more subsidiary companies in accordance with Section 172 of the BVI Act).

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

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Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

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Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Anti-takeover provisions in our memorandum and articles of association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Under British Virgin Islands law, we are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

●	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

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●	any British Virgin Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

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Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

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Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Antelope Enterprise Holdings Ltd.; or

●	any other event of default provided with respect to securities of that series.

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Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

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All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Articles of Association.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, ordinary shares, or any combination thereof. We may issue warrants independently or together with ordinary shares, preferred shares, debt securities, or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase ordinary shares or preferred shares, the number of shares of ordinary shares or preferred shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase ordinary shares or preferred shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, debt securities or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or aggregate principal amount of debt securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, debt securities or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

●	the name or names of any underwriters, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

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Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than ordinary shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Carter Ledyard & Milburn LLP is acting as counsel for us with respect to certain legal matters as to United States federal securities law and New York state law. Except as otherwise set forth in the applicable prospectus supplement, the validity of the ordinary shares, preferred shares and legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Harney Westwood & Riegels (BVI) LP, British Virgin Islands to the extent governed by the laws of the British Virgin Islands. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2024 and the transition period ended September 30, 2025 have been audited by AssentSure PAC, independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference. The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2023, which are presented for comparative purposes in our transition report on Form 20-F for the transition period ended September 30, 2025, have been audited by ARK PRO CPA & Co., an independent registered public accounting firm, as set forth in its report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the respective reports of AssentSure PAC and ARK PRO CPA & Co., given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

A majority of our directors and executive officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

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ANTELOPE ENTERPRISE HOLDINGS LTD.

$3,000,000 Convertible Promissory Note

Up to 4,800,000 Class A Ordinary Shares issuable upon conversion of the $3,000,000 Convertible Promissory Note

Prospectus Supplement

May 26, 2026